EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement on Form
S-4 of our reports dated January 31, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of General
Instrument Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Parsippany, New Jersey



September 5, 1995